Valneva SE F-3

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Valneva SE of our report dated March 23, 2022 relating to the consolidated financial statements which appears in Valneva SE's Annual Report on Form 20-F for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Audit

/s/ Cédric Mazille

Neuilly-sur-Seine, France
August 12, 2022